McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
MidWest*One* Financial Group, Inc. and Subsidiaries:

We consent to the incorporation by reference in the Registration Statement (No. 333-149914) on Form S-8 of MidWest*One* Financial Group, Inc. of our report dated March 13, 2008, relating to our audits of the consolidated financial statements, which appear in this annual Report on Form 10-K of MidWest*One* Financial Group, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
March 16, 2009